Exhibit 15.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-230654 on Form F-3 of our report dated March 13, 2020, relating to the financial statements of Zealand Pharma A/S, appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.
Copenhagen, March 17, 2021
Deloitte
Statsautoriseret Revisionspartnerselskab
CVR no. 33963556
/s/ Sumit Sudan	/s/ Kåre Valtersdorf
State Authorised	State Authorised
Public Accountant	Public Accountant

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